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EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
PETROHAWK ENERGY CORPORATION

        FIRST:    The name of this corporation is PETROHAWK ENERGY CORPORATION.

        SECOND:    The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH:    The aggregate number of shares of stock the corporation is authorized to issue is 50,000,000 shares of a class designated as common stock, par value $0.001 per share, and 5,000,000 shares of a class designated as Preferred Stock, par value $0.001 per share, and the relative rights of the shares of each class are as follows:

        1.     Common Stock.

          (a)   The holders of common stock shall have and possess all rights as stockholders of the corporation except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the outstanding Preferred Stock. All common stock, when duly issued, shall be fully paid and nonassessable. The holders of common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (b)   Each stockholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote.

          (c)   The holders of shares of common stock shall be entitled to receive the net assets of the corporation upon dissolution or liquidation, subject to the payment of any preferences thereto applicable to outstanding Preferred Stock.

        2.     Preferred Stock. The corporation may divide and issue the Preferred Stock in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by this Certificate of Incorporation and the Delaware General Corporation Law in respect of the following:

          (a)   The number of shares to constitute such series, and the distinctive designations thereof;

          (b)   The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

          (c)   Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (d)   The amount payable upon shares in event of involuntary liquidation;

          (e)   The amount payable upon shares in event of voluntary liquidation;

          (f)    Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (g)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          (h)   Voting rights, if any; and

          (i)    Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Notwithstanding the fixing of the number of shares constituting the particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

        The Board of Directors expressly is authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock in any one series shall be identical in all respects.

  FIFTH:

        (a)   The governing body of this Corporation shall be known as directors, and the number of directors of the Corporation may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the directors or as provided in the bylaws of the Corporation.

        (b)   The Board of Directors shall be and is divided into three (3) classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

        (c)   Elections of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation.

        (d)   Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting held in 2005; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting held in 2006; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting held in 2007; provided, further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

        (e)   In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section (b) above. To the extent possible, consistent with the provisions of Section (b) above, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

        (f)    Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        SIXTH:    The incorporator of the corporation is David S. Elkouri, whose mailing address is 2000 Epic Center, 301 North Main, Wichita, Kansas 67202.

        SEVENTH:    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        The undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, makes the certificate as of July 13, 2004, declaring and certifying that this is his act and deed and that the facts herein stated are true.

David S. Elkouri

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  EXHIBIT 3.1
CERTIFICATE OF INCORPORATION OF PETROHAWK ENERGY CORPORATION